SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2006

Commission File Number    000-51158

TRUEYOU.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

13-4024017

(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

          On February 14, 2006, an executive officer of the Registrant made a presentation (the “Presentation”), which is annexed hereto Exhibit 99.1 hereto, at the 2006 Global Healthcare Service Conference hosted by UBS Investment Bank in New York.

          The Registrant wishes to clarify two statements appearing on pages 4 and 26 of the Presentation. First, at this time, the Registrant has not filed an application for listing of its shares on Nasdaq nor has it taken steps to implement a reverse stock split of its shares. Second, it is the Registrant’s current policy not to provide guidance as to its future operating results. The Registrant recently completed a share exchange with Klinger Advanced Aesthetics, Inc. and a $15.3 million financing. The Registrant is now focused on the current operations of the combined entities and cannot accurately predict future revenues. Accordingly, the statement on pages 4 and 26 of the Presentation that the Registrant expects its five-year compounded annual growth rate (“CAGR”) to exceed 50% cannot be relied upon.

           The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01          Financial Statements and Exhibits.

                    (d)          Exhibits

Exhibit Number	Description

99.1	Presentation by an executive officer of the Registrant at the 2006 Global Healthcare Service Conference hosted by UBS Investment Bank in New York.

SIGNATURES

          Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 13, 2006

TRUEYOU.COM, INC.

By: /s/ Richard Rakowski
Name: Richard Rakowski
Title: Chief Executive Officer